CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Carillon Series Trust of our report dated December 15, 2016, relating to the financial statements and financial highlights, which appears in the Carillon ClariVest Capital Appreciation Fund, Carillon Eagle Growth & Income Fund, Carillon ClariVest International Stock Fund, Carillon Eagle Investment Grade Bond Fund, Carillon Eagle Mid Cap Growth Fund, Carillon Eagle Mid Cap Stock Fund, Carillon Eagle Small Cap Growth Fund, Carillon Eagle Smaller Company Fund, and Carillon Cougar Tactical Allocation Fund (formerly known as Eagle Capital Appreciation Fund, Eagle Growth & Income Fund, Eagle International Stock Fund, Eagle Investment Grade Bond Fund, Eagle Mid Cap Growth Fund, Eagle Mid Cap Stock Fund, Eagle Small Cap Growth Fund, Eagle Smaller Company Fund, and Eagle Tactical Allocation Fund) Annual Report on form N-CSR for the year ended October 31, 2016.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP Tampa, Florida
October 30, 2017